EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 11/10/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.63%	-0.07%	6.22%
Class B Units	0.61%	-0.10%	5.44%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED NOVEMBER 10, 2006

The Grant Park Futures Fund posted trading gains during the past week. Positions in global stock indices, interest rates and currencies netted the majority of gains; losses came mainly from the metals sector.

Long positions in the stock index sector performed well during the week as share prices around the globe rallied. Analysts suggested that the buying, which has seen some stock markets around the world reach record highs during the week, was the result of an increase in merger and acquisition activity, robust corporate earnings and investors’ optimism that the U.S. economy could experience a soft landing. Domestically, the S&P Composite Index and Nasdaq-100 Index settled higher for the week while the German DAX gained 1.87% and the Paris CAC rose by 2.08%.

Long positions in the interest rate sector posted gains as prices for U.S. Treasury products settled higher for the week. Amid the absence of any major economic data, analysts suggested that the Democratic victory in the U.S. mid-term elections gave a boost to prices as foreign investors in particular seem to be of the view that with Democrats in control of both houses there may be less government spending. Ten-year notes and Thirty-year bonds closed the week at higher levels.

The announcement by the People’s Bank of China of its intention to diversify its foreign currency reserves sent the U.S. dollar lower, resulting in gains for positions in the currency sector. The dollar sank relative to most of its major trading partners after the governor of the bank, Zhou Xiaochuan, said on Thursday that the bank would expand its reserves across different currencies and instruments. Analysts estimate that 70% of the bank’s foreign reserves are currently held in U.S. dollars. Long positions in the British pound and euro were profitable as were short positions in the U.S. dollar index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Finally, long positions in the base metals reported losses after prices for nickel fell over 6% for the week. Analysts said that while inventories of the industrial metal remain at historically low levels, there is some evidence that demand in the short-term has somewhat subsided. Aluminum prices also fell in London, resulting in losses to long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com